May 31, 2011

ELEVATE ACQUIRES RITEWIRE and APPOINTS ROD PLACE as CHIEF OPERATING OFFICER
San Clemente, CA, May 31, 2011– Elevate Marketing Group, LLC, a wholly owned subsidiary of Highland Business Services (“Elevate”)(OTCBB:HGLB), a leading provider of technology agnostic broadband-based digital services, today announced that it has completed the acquisition of RiteWire, Inc.

RiteWire, once a privately held company headquartered in Stockton, California, is a commercial voice, video, data and security integrator with projects in California, Georgia, Texas, Virginia, the Carolinas, Colorado and Nevada, is now a wholly-owned subsidiary of Elevate. Rod Place, CEO of RiteWire, had joined Elevate as interim Chief Services Officer prior to the companies entering into the definitive agreement. Mr. Place will continue to manage services, but will augment his responsibilities as the new Chief Operating Officer (“COO”).

 “Rod has made great strides in the short time he’s been here.” says Wright Thurston, CEO of Elevate,” The move to COO reflects our confidence in him, and his ability to implement innovative methodologies across all our operations. Rod’s vision and experience is a key contributor to our evolutionary delivery model, and our investment in RiteWire is expected to yield substantial returns for our shareholders.”

RiteWire was formed early in 2010 to meet the substantial commercial demand for integrated, low-voltage planning and installation, and is on pace to grow revenues 75%, from $2.4 million in its first year of business to a projected $4.5 million in 2011.

Elevate recently launched operations in Southern California, Florida and Arizona, and under the direction of Mr. Place, intends to open 28 new markets over the next 12 months.

Mr. Place commented, “Elevate is at the forefront as the telecommunications industry undergoes a sea change of customer expectation. People want more from a provider than bandwidth on their network – they want to be valued, listened to, and treated with respect. Our model, from first contact, through installation, to long-term relationship management, is different. It allows us to build relationships with our customers that the other guys just can’t. Making it all work from an operations standpoint has been extremely rewarding.”

ABOUT ELEVATE

Elevate, Inc. (OTCBB:HGLB) is one of the only publically traded Digital Services provider that is meeting customer demand for affordability, variety, and service by leveraging a network of independent, licensed connectivity specialists to sell and service the residential and small business data, voice, video, mobile and security markets.

Through its carrier-level agreements with many of the nation’s major infrastructure providers, Elevate, Inc. is able to offer technologically agnostic product the ‘Stack’ – product configurations that aren’t limited to a single delivery infrastructure. Elevate Certifiable Geniuses can choose component products from among all locally available carriers or infrastructure technologies to create cost-effective, custom product packages that meet the unique needs of each of their customers. Independent Elevate owners bring made-to-order digital services to their local communities, one living room at a time.

Elevate provides digital services to 22 major U.S. markets and intends to open 28 more in 2012.

Forward-Looking Statements

Certain statements, including this release, contain certain statements, other than purely historical information, including: estimates, projections, statements relating to our business plans, objectives, expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements. Forward-looking statements are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. We consider our statements regarding the perceived benefits of our acquisition of RiteWire and its impact on shareholder value, and the anticipated revenues from the acquisition to be forward-looking. Forward-looking statements are based on current expectations and assumptions, and are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and changes in generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, can be found at our website www.goelevate.com, and in our filings with the SEC.